As filed with the Securities and Exchange Commission on June 30, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO

SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

First Eagle ETF Trust

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See List Below

(I.R.S. Employer Identification Number)

1345 Avenue of the Americas

New York, NY 10105

(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered

First Eagle Small Cap Equity ETF	NYSE Arca, Inc.
First Eagle Core Municipal ETF	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.	☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.	☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box	☐

Securities Act Registration file number to which this form relates:  333-290276

Securities to be registered pursuant to Section 12(g) of the Act:  Not applicable.

Item 1.         Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value per share, of the First Eagle Small Cap Equity ETF and First Eagle Core Municipal ETF, each a series of First Eagle ETF Trust (the “Trust”) to be registered hereunder, is set forth in Post-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A (File Nos. 811-24120; 333-290276), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No.: 0000930413-26-001988) on June 30, 2026, which description is incorporated herein by reference. Any form of amendment or supplement to the registration statement that is subsequently filed also is hereby incorporated by reference herein.

The series to which this filing relates and its respective I.R.S. Employer Identification Number are as follows:

Title of Each Class of Securities to be Registered	I.R.S. Employer ID Number

First Eagle Small Cap Equity ETF	42-2086594
First Eagle Core Municipal ETF	42-2116547

Item 2.         Exhibits

A.            Registrant’s Amended and Restated Certificate of Trust dated April 16, 2026.

B.            Registrant’s Amended and Restated Declaration of Trust dated April 16, 2026.

C.            Registrant’s Bylaws

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

First Eagle ETF Trust

June 30, 2026

/s/ Sheelyn Michael
Sheelyn Michael
Secretary and Deputy General Counsel